Exhibit 4.1















                       DWS RREEF REAL ESTATE FUND II, INC.

                                       and

                          THE BANK OF NEW YORK MELLON,
                                 as Rights Agent

                                RIGHTS AGREEMENT

                           Dated as of April 10, 2009







                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.        CERTAIN DEFINITIONS............................................................................1

SECTION 2.        APPOINTMENT OF RIGHTS AGENT....................................................................4

SECTION 3.        ISSUE OF RIGHT CERTIFICATES....................................................................4

SECTION 4.        FORM OF RIGHT CERTIFICATES.....................................................................5

SECTION 5.        COUNTERSIGNATURE AND REGISTRATION..............................................................6

SECTION 6.        TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED,
                  DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES...................................................6

SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS..................................7

SECTION 8.        CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES.............................................8

SECTION 9.        AVAILABILITY OF COMMON SHARES..................................................................8

SECTION 10.       COMMON SHARE RECORD DATE......................................................................10

SECTION 11.       ADJUSTMENT OF PURCHASE PRICE, NUMBER OF COMMON SHARES OR NUMBER OF RIGHTS.....................10

SECTION 12.       CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES....................................12

SECTION 13.       CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER..........................12

SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.......................................................13

SECTION 15.       RIGHTS OF ACTION..............................................................................14

SECTION 16.       AGREEMENT OF RIGHT HOLDERS....................................................................15

SECTION 17.       RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.............................................15

SECTION 18.       CONCERNING THE RIGHTS AGENT...................................................................15

SECTION 19.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.....................................16

SECTION 20.       DUTIES OF RIGHTS AGENT........................................................................17

SECTION 21.       CHANGE OF RIGHTS AGENT........................................................................19

SECTION 22.       ISSUANCE OF NEW RIGHT CERTIFICATES............................................................20

SECTION 23.       REDEMPTION....................................................................................21

SECTION 24.       EXCHANGE......................................................................................21

SECTION 25.       NOTICE OF CERTAIN EVENTS......................................................................22

SECTION 26.       NOTICES.......................................................................................23

SECTION 27.       SUPPLEMENTS AND AMENDMENTS....................................................................24

SECTION 28.       SUCCESSORS....................................................................................24

SECTION 29.       BENEFITS OF THIS AGREEMENT....................................................................24

SECTION 30.       SEVERABILITY..................................................................................24

SECTION 31.       GOVERNING LAW; ETC............................................................................25



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

SECTION 32.       COUNTERPARTS..................................................................................25

SECTION 33.       DESCRIPTIVE HEADINGS..........................................................................25

SECTION 34.       ADMINISTRATION................................................................................25


                               RIGHTS AGREEMENT


         Rights Agreement, dated as of April 10, 2009, between DWS RREEF REAL ESTATE FUND II, INC., a Maryland corporation (the "COMPANY"), and THE BANK OF NEW YORK MELLON, a New York banking corporation as Rights Agent (the "RIGHTS AGENT").

         WHEREAS, the Board of Directors of the Company has authorized and declared a dividend of one right (a "RIGHT") for each Common Share (as hereinafter defined) of the Company outstanding at the Close of Business (as hereinafter defined) on April 20, 2009 (the "RECORD DATE"), each Right representing the right to purchase three Common Shares, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Common Share that is or shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "ACQUIRING PERSON" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of the Triggering Percentage (as such term is hereinafter defined) or more of the Common Shares of the Company then outstanding, but shall not include the Company. Notwithstanding the foregoing, no Person shall be or become an "Acquiring Person" as the result of an acquisition of Common Shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to the Triggering Percentage or more of the Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall be or become the Beneficial Owner of the Triggering Percentage or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall thereafter become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares of the Company so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

                  (b) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under


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

the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as in effect on the date of this Agreement.

                  (c) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

                           (i) which such Person or any of such Person's
Affiliates or Associates beneficially owns, directly or indirectly;

                           (ii) which such Person or any of such Person's
Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion; exchange rights, rights (other than these Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                           (iii) which are beneficially owned, directly or
indirectly, by any other Person with whom such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to SECTION 1(d)(ii)(B)) or disposing of any securities of the Company.

         Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase "THEN OUTSTANDING," when used with reference to a Person's beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         Notwithstanding the foregoing, none of the Company's directors or officers shall be deemed to be the Beneficial Owner of, or to beneficially own, any Common Shares of the Company owned by any other director or officer of the Company solely by virtue of such persons acting in their capacities as such, including, without limitation, in connection with any formulation and publication of the recommendation of the Board of Directors of the Company of a position, and any actions taken in furtherance thereof, with respect to any acquisition proposal relating to the Company, a tender or exchange offer for any Common Shares of the Company or any solicitation of proxies with respect to any Common Shares of the Company.

                  (d) "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or New Jersey are authorized or obligated by law or executive order to close.

                  (e) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M. New York time, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M. New York time, on the next succeeding Business Day.

                  (f) "COMMON SHARES" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. "COMMON SHARES" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first mentioned Person.

                  (g) "DISTRIBUTION DATE" shall mean the tenth day (or such earlier or later date as the Board of Directors may from time to time fix by resolution adopted prior to the time that the Distribution Date would have otherwise occurred) after the earlier of (i) the Share Acquisition Date and (ii) the date on which any Person commences a tender or exchange offer which, if consummated, would result in such Person becoming an Acquiring Person, PROVIDED, HOWEVER, that if any such tender or exchange offer is cancelled, terminated or withdrawn prior to the Distribution Date without the purchase of any Common Shares pursuant thereto, such offer shall be deemed never to have been made. Notwithstanding the foregoing, if the Distribution Date would otherwise be prior to the Record Date, the Distribution Date shall be the Record Date.

                  (h) "FINAL EXPIRATION DATE" shall have the meaning set forth in Section 7(a) hereof.

                  (i) "PERSON" shall mean any individual, firm, corporation, limited liability company, partnership, trust or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (j) "PURCHASE PRICE" shall have the meaning set forth in
SECTION 7(b) hereof.

                  (k) "REDEMPTION DATE" shall have the meaning set forth in
SECTION 7(a) hereof.

                  (l) "SHARES ACQUISITION DATE" shall mean the first date of public announcement by the Company (by any means) or an Acquiring Person (including by means of filing a Schedule 13D or Schedule 13G under the Exchange Act or an amendment thereto) that an Acquiring Person has become such.



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

                  (m) "SUBSIDIARY" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                  (n) "TRIGGERING PERCENTAGE," with respect to a percentage of the outstanding Common Shares, shall mean 6% or, if greater, that percentage of the outstanding Common Shares equal to 0.01% more than the highest percentage of the outstanding Common Shares Beneficially Owned by any Person as of the Close of Business on April 9, 2009.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable. The Rights Agent shall have no duty to supervise, and in no event shall be liable for, the acts or omissions of any such co-Rights Agent.

         SECTION 3.        ISSUE OF RIGHT CERTIFICATES.

                  (a) Until the Distribution Date: (x) the Rights will be evidenced (subject to the provisions of SECTION 3(b) hereof) by the Common Shares of the Company registered in the names of the holders thereof (which Common Shares shall also be deemed to include Right Certificates) and not by separate Right Certificates (as hereinafter defined), and (y) the right to receive Right Certificates will be transferable only with the associated transfer of Common Shares of the Company. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company or the records of the transfer agent or registrar for the Common Shares, a Right Certificate, in substantially the form of EXHIBIT A hereto (a "RIGHT CERTIFICATE"), evidencing one Right for each Common Share of the Company so held (subject to adjustment as provided in this Agreement). As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates, and the Rights shall be transferable only separately from the transfer of Common Shares.

         The Company shall promptly notify the Rights Agent in writing upon the occurrence of the Distribution Date and, if such notification is given orally, the Company shall confirm same in writing on or prior to the Business Day next following. Until such notice is received by the Rights Agent, the Rights Agent may presume conclusively for all purposes that the Distribution Date has not occurred.

                  (b) On the Record Date, or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights, in substantially the form of EXHIBIT B hereto (the "SUMMARY OF RIGHTS"), by first-class, postage-prepaid mail, to each record holder of Common Shares of the Company as of the Close of Business on the Record Date, at the address


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

of such holder shown on the records of the Company. With respect to Common Shares of the Company outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such Common Shares registered in the names of the holders thereof together with a copy of the Summary of Rights which shall be deemed attached thereto. The Company shall take such action as shall be reasonably necessary to implement the foregoing. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the transfer of any Common Shares of the Company outstanding on the Record Date, with or without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby.

                  (c) Common Shares of the Company which become outstanding (including, without limitation, reacquired Common Shares of the Company referred to in the last paragraph of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall be deemed to have affixed to them a legend in substantially the following form:

         These shares also evidence and entitle the holder hereof to certain rights as set forth in a Rights Agreement between DWS RREEF REAL ESTATE FUND II, INC. (the "COMPANY") and The Bank of New York Mellon (the "RIGHTS AGENT") dated as of April 10, 2009 (the "RIGHTS AGREEMENT"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by these shares. The Company will mail to the holder of these shares a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) or the tranferees thereof, may become null and void.

         Until the Distribution Date, the Rights associated with the Common Shares of the Company shall be evidenced by such Common Shares alone, and the transfer of any such Common Shares shall also constitute the transfer of the Rights associated with the Common Shares of the Company represented thereby. In the event that the Company purchases or acquires any Common Shares of the Company after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares of the Company shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares of the Company which are no longer outstanding. The Company shall take such action as shall be reasonably necessary to implement the foregoing.

         SECTION 4. FORM OF RIGHT CERTIFICATES. The Right Certificates (and the forms of election to purchase Common Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as EXHIBIT A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate (but which do not affect the rights, duties, obligations or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which


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

the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of SECTION 22 hereof, the Right Certificates shall entitle the holders thereof to purchase three Common Shares for each Right at the Purchase Price, but the number of such Common Shares and the Purchase Price shall be subject to adjustment as provided herein.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Operating Officer, its Chief Financial Officer, its President or any of its Vice Presidents, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company or the Treasurer or an Assistant Treasurer, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

         Following the Distribution Date, and receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at its office designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of SECTION 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to SECTION 11(a)(ii) hereof or that have been exchanged pursuant to SECTION 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of Common Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purpose. The Rights Certificates are transferable only on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder thereof shall


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

have (i) properly completed and duly signed the certification contained in the form of assignment set forth on the reverse side of each such Right Certificate,
(ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request, and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates as required by SECTION 9(a) hereof. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Rights Agent shall promptly forward any such sum collected by it to the Company or to such Persons as the Company shall specify by written notice. The Rights Agent shall have no duty or obligation under this Section unless and until it is satisfied that all such taxes and/or charges have been paid.

         Upon receipt by the Company and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7.        EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
OF RIGHTS.

                  (a) The registered holder of any Right Certificate may, subject to the second paragraph of SECTION 11(a)(ii), exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each Common Share as to which the Rights are exercised, and an amount equal to any tax or charge required to be paid under SECTION 9(a) hereof, by certified check, cashier's check, bank draft or money order payable to the order of the Company, at or prior to the earliest of (i) the Close of Business on the 120th day following the Record Date (the "FINAL EXPIRATION DATE"), (ii) the time at which the Rights are redeemed as provided in SECTION 23 hereof (the "REDEMPTION DATE"), or (iii) the time at which such Rights are exchanged as provided in
SECTION 24 hereof.

                 (b) The Purchase Price for the three Common Shares purchasable pursuant to the exercise of a Right shall initially be the par value of such three Common Shares and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below (the "PURCHASE PRICE").

                  (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by


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

payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid in accordance with SECTION 9 hereof by wire transfer, certified check, cashier's check, bank draft or money order payable to the order of the Company, subject to SECTION 20(h) hereof, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Common Shares the number of Common Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of Common Shares as are to be purchased (in which case the Common Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with SECTION 14 hereof, (iii) after receipt of such Common Shares or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

                 (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder's duly authorized assigns, subject to the provisions of SECTION 14 hereof.

                 (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this SECTION 7 unless such registered holder shall have (i) properly completed and duly signed the certification contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby and of the Affiliates and Associates of such Beneficial Owner (or former Beneficial Owner) as the Company or the Rights Agent shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 9.        AVAILABILITY OF COMMON SHARES.

                  (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Common Shares, the number of Common Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with SECTION 7. The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Common Shares delivered upon exercise of Rights shall (subject to payment of the Purchase Price) be duly and validly authorized and issued and fully paid and nonassessable shares.

         The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of Common Shares or depositary receipts for the Common Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any Common Shares or depositary receipts for Common Shares upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's or the Right's Agent's reasonable satisfaction that no such tax or charge is due.

                  (b) So long as the Common Shares and/or other securities issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or automated quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Common Shares issued or reserved for such issuance to be so listed, upon official notice of issuance, on the principal national securities exchange, if any, on which the Common Shares are otherwise listed or, if the principal market for the Common Shares is not on any national securities exchange, to be eligible for quotation on the Over-the-Counter Bulletin Board or any successor thereto or other comparable quotation system.

                  (c) The Company shall use its best efforts to (i) file, if required by law, as soon as practicable following the Distribution Date, a registration statement (a "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such Registration Statement to become effective as soon as practicable after such filing, and (iii) cause such Registration Statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Final Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this SECTION 9(c), the exercisability of the Rights in order to prepare and file such Registration Statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. In addition, if the Company shall determine that a Registration Statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a Registration Statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction has not been obtained, the exercise thereof is not permitted under applicable law or, if required by law, a Registration Statement has not been declared effective.

         SECTION 10. COMMON SHARE RECORD DATE. Each Person in whose name any Common Shares are issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable taxes or charges) was duly made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Shares transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Shares transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF COMMON SHARES OR NUMBER OF RIGHTS. The number of Common Shares or other securities covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this SECTION 11.

                 (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Common Shares payable in Common Shares, (B) subdivide the outstanding Common Shares, (C) combine the outstanding Common Shares into a smaller number of Common Shares or (D) issue any shares of its capital stock in a reclassification of the Common Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this SECTION 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Common Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                           (ii) Notwithstanding Section 11(a)(i), if the
transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of SECTION 13 hereof, then only the provisions of
SECTION 13 hereof shall apply and no adjustment shall be made pursuant to
SECTION 11(a)(i).

         Notwithstanding anything else in the Agreement, from and after the time that any Person becomes an Acquiring Person, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) on or prior to the Distribution Date or that are acquired or become Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) after the Distribution Date shall be null and void without any further action and any holder of such Rights shall thereafter have no right whatsoever with respect to such Rights under any provision of this Agreement or otherwise. No Right Certificate shall be issued pursuant to SECTION 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate or nominee thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate shall be cancelled. The Company shall give the Rights Agent written notice of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing, and the Rights Agent may rely on such notice in carrying out its duties under this Agreement and shall be deemed not to have any knowledge of the identity of any such Acquiring Person, Associate or Affiliate, or the nominee of any of the foregoing unless and until it shall have received such notice.

                           (iii) In the event that there shall not be sufficient
Common Shares of the Company issued but not outstanding or authorized but unissued to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii), the Company shall take all such action as may be necessary to authorize additional Common Shares of the Company for issuance upon exercise of the Rights.

                  (b) Irrespective of any adjustment or change in the Purchase Price or the number of Common Shares issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of Common Shares which were expressed in the initial Right Certificates issued hereunder.

                  (c) In any case in which this SECTION 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer (with prompt written notice thereof to the Rights Agent) until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Common Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made or an event affecting the Rights or their exercisability (including without limitation an event which causes Rights to become null and void) occurs as provided in SECTION 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment or describing such event, and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares of the Company a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with SECTION 25 and SECTION 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of, any adjustment or any such event unless and until it shall have received such a certificate.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER. (i) In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, (a) the Company shall consolidate with, or merge with and into, any other Person, (b) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares of the Company shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (c) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person (other than the Company or one or more of its wholly-owned Subsidiaries) or to two or more Persons which are Affiliates or Associates or are otherwise acting in concert, then, and in each such case, proper provision shall be made so that (i) each holder of a Right (other than Rights which have become void pursuant to SECTION 11(a)(ii) hereof) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price per Right, in accordance with the terms of this Agreement, three Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation); (ii) the issuer of such Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "COMPANY" shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares to permit the exercise in full of all outstanding Rights in accordance with this Agreement) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this SECTION 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this SECTION 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

                  (b) The Company shall not consummate any such consolidation, merger, sale or transfer unless such Person described above in SECTION 13(a) shall have sufficient authorized and unissued shares of common stock not reserved for other purposes to permit the full exercise of the Rights in accordance with this SECTION 13, and unless prior thereto the Company and each such Person shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraph (a) of this SECTION 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this SECTION 13, such Person, at its own expense, will, to the extent necessary or appropriate:

                           (i) prepare and file a Registration Statement under
the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such Registration Statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date;

                           (ii) use its best efforts to qualify or register the
Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

                           (iii) use its best efforts to list (or continue the
listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on the Over-the-Counter Bulletin Board; and

                           (iv) deliver to holders of the Rights historical
financial statements for such Person and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this SECTION 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that an event described in this SECTION 13 shall occur at any time after the occurrence of an event described in SECTION 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in SECTION 13(a) hereof.

         SECTION 14.       FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company may but shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional

Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Right.

                  (b) The Company may but shall not be required to issue fractions of Common Shares upon exercise of the Rights. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share.

                  (c) The holder of a Right by the acceptance of the Right expressly waives such holder's right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

                  (d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under any Section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under
SECTION 18 and SECTION 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares of the Company); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares of the Company), may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Company of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Company of the obligations of any Person subject to, this Agreement.

         Notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling (whether interlocutory or final) issued by a court or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

         SECTION 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only with the associated Common Shares of the Company;

                  (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and

                 (c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         SECTION 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in SECTION 25 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred by the Rights Agent in the preparation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, obligation, damage or expense (including reasonable attorneys' fees and expenses and other professional services) (collectively, "LOSSES"), other than for Losses for which the Rights Agent would be liable pursuant to SECTION 20(c) hereof, in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability by the Company under this Agreement. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. The provisions of this SECTION 18 and SECTION 20 below shall survive the termination of this Agreement, the exercise or expiration of the Rights and the resignation, replacement or removal of the Rights Agent.

         Without limiting the generality of the foregoing, and in addition thereto, the Company agrees that the Rights Agent shall be authorized and protected and shall incur no liability and shall be indemnified for and held harmless by the Company against any and all Losses for, or in respect of, any action taken, suffered or omitted by it in connection with, its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder (i) in reliance upon any Right Certificate, certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or (ii) otherwise upon the advice of counsel as set forth in SECTION 20 hereof. The Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith unless and until it has received such notice in writing. Anything in this Agreement to the contrary notwithstanding, in no event shall the Rights Agent be liable for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any other Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of SECTION 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned;

and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes to perform only the duties and obligations expressly imposed by this Agreement (and no implied duties) upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company or an employee of the Rights Agent), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or omitted by it in accordance with or in reliance on such advice or opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of an Acquiring Person and the determination of the then current per share market price of any security) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate in a form reasonably satisfactory to the Rights Agent signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted by it under the provisions of this Agreement in reliance upon such certificate. The Company shall cause its Secretary to deliver a certificate to the Rights Agent including the names and specimen signatures of such officers.

                  (c) The Rights Agent shall not be liable hereunder to the Company or any other Person except for direct money damages arising out of the Rights Agent's own gross negligence, bad faith or willful misconduct (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable judgment of a court of competent jurisdiction), and in no event shall the Rights Agent be liable to the Company or any other Person for any special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of the Rights Agent under this Agreement will be limited to the amount of annual fees paid by the Company to the Rights Agent.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not have any liability for or be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to SECTION 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in this Agreement (including SECTION 3, 11, 13, 23, or 24 of this Agreement), or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice pursuant to SECTION 12 hereof, upon which the Rights Agent may rely, that such change or adjustment is required); nor shall it be responsible for any determination of the market value of the Rights or any Common Shares of the Company pursuant to the provisions hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Shares will, when issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall not be liable for or in respect of any action taken, or suffered or omitted by it in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. The Rights Agent shall be fully authorized and protected in relying upon the most recent instructions received by any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken, suffered or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or suffered or such omission shall be effective. The Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken, suffered or omitted.

                  (h) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed or indicates an affirmative response to clause 1 or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

                  (i) The Rights Agent and any stockholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any such stockholder, affiliate, director, officer or employee from acting in any other capacity for the Company or for any other Person.

                  (j) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, willful misconduct or bad faith in the selection and continued employment thereof (which gross negligence, willful misconduct or bad faith must be determined by a final, non-appealable judgment of a court of competent jurisdiction).

                  (k) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (l) The Rights Agent shall not be liable for any Losses, delays or failures in performing arising from matters of FORCE MAJEUR beyond the reasonable control of the Rights Agent, including, without limitation, strikes, work stoppages, labor difficulties, shortages of supplies, breakdowns or malfunctions, acts of war, terrorism, insurrection, revolution, civil unrest, nuclear or natural catastrophes or acts of God, the insolvency of any depository, or any interruptions, loss or malfunctions of utilities, communications or computer (hardware or software) services, or loss of data due to power failures or mechanical difficulties with information or storage retrieval systems.

                  (m) The Rights Agent shall have no other obligations or duties to the Company or any other Person except as expressly set forth in this Agreement.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company and to each transfer agent of the Common Shares of the Company known to the Rights Agent by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares of the Company by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit such holder's Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (i) a Person organized and doing business under the laws of the United States or of any state of the United States so long as such Person is authorized to do business as a banking institution under such laws, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authorities and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or (ii) an affiliate of an institution that satisfies the requirements set forth in clause (i) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares of the Company, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to appoint a successor Rights Agent or to give any notice provided for in this
SECTION 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

         SECTION 23.       REDEMPTION.

                  (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "REDEMPTION PRICE"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this SECTION 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption (with prompt written notice thereof to the Rights Agent); PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption (with prompt written notice thereof to the Rights Agent) to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares of the Company. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this SECTION 23 or in SECTION 24 hereof, and other than in connection with the purchase of Common Shares of the Company prior to the Distribution Date.

         SECTION 24.       EXCHANGE.

                  (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of SECTION 11(a)(ii) hereof) for Common Shares of the Company at an exchange ratio of three Common Shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "EXCHANGE RATIO").

                  (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this SECTION 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares of the Company equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange (with prompt written notice thereof to the Rights Agent); PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares of the Company for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of SECTION 11(a)(ii) hereof) held by each holder of Rights.

                  (c) In the event that there shall not be sufficient Common Shares of the Company issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this SECTION 24, the Company shall take all such action as may be necessary to authorize additional Common Shares of the Company for issuance upon exchange of the Rights.

                  (d) The Company shall not be required to issue fractions of Common Shares of the Company. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares of the Company would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Common Share of the Company.

         SECTION 25.       NOTICE OF CERTAIN EVENTS.

                  (a) In case the Company shall propose (i) to pay any dividend or other distribution payable in stock of any class to the holders of its Common Shares or to make any other distribution to the holders of its Common Shares (other than a regular monthly cash dividend or distribution), (ii) to offer to the holders of its Common Shares rights or warrants to subscribe for or to purchase any additional Common Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Shares (other than a reclassification involving only the subdivision of outstanding Common Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any Person (other than the Company or one or more of its wholly-owned Subsidiaries) or to two or more Persons which are Affiliates or Associates or are otherwise acting in concert, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to effect a subdivision, combination or consolidation of the Common Shares of the Company (by reclassification or otherwise than by payment of dividends or other distributions in Common Shares of the Company), then, in each such case, the Company shall give to the Rights Agent and to each holder of a Right Certificate, in accordance with SECTION 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares of the Company, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Common Shares for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares of the Company, whichever shall be the earlier.

                  (b) In case the event set forth in SECTION 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to the Rights Agent and to each holder of a Right Certificate, in accordance with
SECTION 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under SECTION 11(a)(ii) hereof.

         SECTION 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  DWS RREEF REAL ESTATE FUND, INC.
                  c/o John Millette, Vice President and Secretary
                  One Beacon Street - 14th Floor
                  Boston, MA 02108

                  with a copy to:

                  DWS RREEF REAL ESTATE FUND, INC.
                  c/o J. Christopher Jackson, Chief Legal Officer
                  280 Park Avenue, 6th Floor
                  NYC03-0622
                  New York, NY  10017

         Subject to the provisions of SECTION 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  The Bank of New York Mellon
                  Newport Office Center VII
                  480 Washington Boulevard
                  Jersey City, New Jersey  07310
                  Attention:  Eliesee Guardiola

                  with a copy to:

                  Mellon Investor Services LLC
                  Newport Office Center VII
                  480 Washington Boulevard
                  Jersey City, New Jersey  07310

                  Attention:  General Counsel

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Agreement without the approval of any holder of a Right in any respect. From and after the Distribution Date, the Company may from time to time supplement or amend this Agreement without the approval of any holder of a Right in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable, any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights as a group (other than any Acquiring Person and its Affiliates and Associates). Upon the delivery of a certificate from an appropriate officer of the Company that states that the proposed supplement or amendment complies with this SECTION 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything in this Agreement to the contrary, the Rights Agent may, but shall not be obligated to, enter into any supplement or amendment that affects the Rights Agent's own rights, duties, obligations or immunities under this Agreement.

         SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares of the Company).

         SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; PROVIDED, HOWEVER, that if such excluded provisions shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately.

         SECTION 31. GOVERNING LAW; ETC. This Agreement shall be interpreted and construed in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State. All actions and proceedings brought by the Rights Agent relating to or arising from, directly or indirectly, this Agreement may be litigated in courts located within the State of New York. The Company hereby submits to the personal jurisdiction of such courts; hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed; and hereby waives the right to a trial by jury in any action or proceeding with the Rights Agent. All actions and proceedings brought by Company against the Rights Agent relating to or arising from, directly or indirectly, this Agreement shall be litigated only in courts located within the State of New York. In this regard, the parties agree that the courts of the State of New York are the most convenient forum to resolve such actions and, accordingly, will not argue to the contrary in such actions or proceedings.

         SECTION 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Where the context so requires, the masculine shall include feminine and neuter, the singular shall include the plural and the plural shall include the singular.

         SECTION 34. ADMINISTRATION. The Board of Directors of the Company shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors of the Company in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board of Directors of the Company to any liability to the holders of the Rights. The Rights Agent is entitled always to assume the Company's Board of Directors acted in good faith and shall be fully protected in reliance thereon.

                         [signatures begin on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                            DWS RREEF REAL ESTATE FUND II, INC.
Attest:

By: ____________________________            By:  _____________________________
    Name                                         Name:
                                                 Title:


                                            THE BANK OF NEW YORK MELLON,
                                            as Rights Agent
Attest:

By: ____________________________            By:  _____________________________
    Name                                         Name:
                                                 Title:

                                    EXHIBIT A

                            FORM OF RIGHT CERTIFICATE


Certificate No.  -___________                                ____________ Rights

         NOT EXERCISABLE AFTER 120 DAYS AFTER __________ OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, CERTAIN RIGHTS OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID.


                                Right Certificate

                       DWS RREEF REAL ESTATE FUND II, INC.


         This certifies that _________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of April 10, 2009 (the "RIGHTS AGREEMENT"), between DWS RREEF Real Estate Fund II Inc., a Maryland corporation (the "COMPANY"), and The Bank of New York Mellon, a New York banking corporation, as Rights Agent (the "RIGHTS Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Eastern time, on __________ __, 2009 at the office of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, three fully paid non-assessable shares of Common Stock, par value $.01 per share (the "COMMON SHARES"), of the Company, at a purchase price equal to the aggregate par value of such Common Shares (the "PURCHASE PRICE"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are as of __________ __, 2009. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Common Shares.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate shall be entitled to vote or receive dividends or other distributions or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.



                                            DWS RREEF REAL ESTATE FUND II, INC.
Attest:

By: ____________________________            By:  _____________________________
    Name                                         Name:
                                                 Title:

Countersigned:

The Bank of New York Mellon,
as Rights Agent


By: ______________________________
      Authorized Signature

Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT

         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

         FOR VALUE RECEIVED __________________________________ hereby sells, assigns and transfers unto
________________________________________________________

         (Please print name and address of transferee)
______________________________________________________________________________

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated: _________________, ____

                  ___________________________
                  Signature

Signature Guaranteed:

         Signatures must be guaranteed by an eligible institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                  ___________________________
                  Signature

                          FORM OF ELECTION TO PURCHASE

         (To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To:      DWS RREEF REAL ESTATE FUND II, INC.

         The undersigned hereby irrevocably elects to exercise _________________ Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that such Common Shares be issued in the name of:

Please insert social security or other identifying number:
______________________________________________________________________________

         (Please print name and address)
______________________________________________________________________________


         If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

         Please insert social security or other identifying number:
______________________________________________________________________________

         (Please print name and address)
______________________________________________________________________________


Dated: _________________, ____

                  ___________________________
                  Signature

Signature Guaranteed:

         Signatures must be guaranteed by an eligible institution (a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

         The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                  ___________________________
                  Signature

                                     NOTICE

         The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT B

         UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, CERTAIN RIGHTS OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) SHALL BECOME NULL AND VOID

                          SUMMARY OF RIGHTS TO PURCHASE
                                  COMMON SHARES

         On April 9, 2009, the Board of Directors of DWS RREEF Real Estate Fund II, Inc. (the "COMPANY") adopted a resolution declaring a dividend of one right (a "RIGHT") for each outstanding share of common stock, par value $.01 per share (the "COMMON SHARES"), of the Company. The dividend is payable on April 20, 2009 (the "RECORD DATE") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company three (3) Common Shares at a price equal to the aggregate par value of such Common Shares (the "PURCHASE PRICE"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of April 10, 2009 (the "RIGHTS AGREEMENT") between the Company and The Bank of New York Mellon, as Rights Agent (the "RIGHTS AGENT").

         Until the Distribution Date, as defined below, the Rights will be evidenced, with respect to any of the Common Shares outstanding as of the Record Date, by such Common Share with a copy of this Summary of Rights deemed attached thereto. The "DISTRIBUTION DATE" is the date ten days (or such earlier or later date as the Board of Directors may from time to time fix by resolution adopted prior to the time that the Distribution Date would have otherwise occurred) following the earlier of (i) a public announcement (including by the Acquiring Person's filing of a Schedule 13D or 13G or an amendment thereto) that a person or group of affiliated or associated persons have acquired beneficial ownership of the Triggering Percentage, as defined below, or more of the outstanding Common Shares of the Company (an "ACQUIRING PERSON") and (ii) the date on which any person commences a tender or exchange offer which, if consummated, would result in such Person becoming an Acquiring Person, provided, however, that if any such tender or exchange offer is cancelled, terminated or withdrawn prior to the Distribution Date without the purchase of any Common Shares pursuant thereto, such offer shall be deemed never to have been made. The "TRIGGERING PERCENTAGE" of the Common Shares is 6% or, if greater, that percentage that is equal to 0.01% more than the highest percentage of the outstanding Common Shares beneficially owned by any person as of the close of business on April 9, 2009.

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Shares issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the transfer of any Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of


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Rights being attached thereto, will also constitute the transfer of the Rights associated with such Common Shares. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("RIGHT CERTIFICATES") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on August 18, 2009 (the "FINAL EXPIRATION DATE"), unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The number of outstanding Rights and the number of Common Shares issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or similar transactions involving the Common Shares.

         Common Shares purchasable upon exercise of the Rights will not be redeemable.

         Once an Acquiring Person becomes an Acquiring Person, the Rights Agreement provides that any Rights that are or were acquired or beneficially owned on or before the Distribution Date or that are acquired or become beneficially owned after the Distribution Date by any Acquiring Person (or any associate or affiliate thereof) will be void. At any time after any person or group becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of three (3) Common Shares per Right (subject to adjustment).

         The Rights Agreement provides that none of the Company's directors or officers shall be deemed to beneficially own any Common Shares owned by any other director or officer by virtue of such persons acting in their capacities as such, including in connection with the formulation and publication of the Board of Directors' recommendation of its position, and actions taken in furtherance thereof, with respect to an acquisition proposal relating to the Company or a tender or exchange offer for the Common Shares.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than Rights owned by such person or group which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, three (3) shares of common stock of the acquiring company.

         The Company may, but shall not be required to, issue fractions of Common Shares upon exercise of the Rights.

         At any time prior to any person becoming an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the

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

"REDEMPTION PRICE"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish.

         Prior to the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement without the approval of any holder of a Right in any respect. From and after the Distribution Date, the Company may from time to time supplement or amend the Rights Agreement without the approval of any holder of a Right in order to cure any ambiguity, to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provisions, or to make any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that after any Person becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights as a group (other than any Acquiring Person and its affiliates and associates).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions.

         A copy of the Rights Agreement has been filed with the Securities and Exchange Commission by the Company as an Exhibit to the Form 8-A dated as of April 13, 2009. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.



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